Sabre reports first quarter 2024 results that exceed prior guidance; raises full-year 2024 financial outlook

Business highlights:
•Reported strong financial performance that exceeded prior Q1 guidance; raising full-year 2024 revenue and Adjusted EBITDA outlook
•Generated $98 million of operating income and a 13 percentage point operating margin improvement; Q1 revenue increased 5% year-over-year while operating costs declined 8% over the same period
•Hyatt implementation to the SynXis platform on schedule with first bookings expected in Q2
•Expanded and renewed partnerships with large customer partners including LATAM, Southwest Airlines, Alaska Airlines, Hawaiian, and Emirates
•Refinanced over $300 million of 2025 debt maturities and increased liquidity by ~$70 million; plan to repay remaining 2025 maturities using balance sheet cash
•Ended the quarter with cash balance of $650 million

First quarter 2024 financial results:
•First quarter revenue totaled $783 million, up 5% from Q1'23
•Net loss attributable to common stockholders of $71 million and diluted net loss per share attributable to common stockholders of $0.19
•Adjusted EBITDA(1) of $142 million

SOUTHLAKE, Texas – May 2, 2024 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended March 31, 2024.

"Sabre delivered strong first quarter results that exceeded expectations. Solid revenue growth, efficiency improvements, and further progress on our technology transformation drove significant margin expansion this quarter. Sabre is becoming the preferred provider of intelligent retailing and next-generation distribution technology solutions – with both new and existing customers,” said Kurt Ekert, President and CEO of Sabre.

“It is exciting to see the growth strategies that we articulated last year begin to take hold. We are well positioned to achieve our operational and financial objectives, and I am proud of our teams for consistently delivering on our strategic priorities and driving strong momentum in our business.”

Q1 2024 Financial Summary

Consolidated first quarter revenue totaled $783 million, compared to $743 million in the first quarter of 2023. Revenue growth was driven by favorable rate impacts from travel supplier mix and an increase in global air, hotel and other travel bookings.

Operating income totaled $98 million versus an operating loss that was essentially break-even in the first quarter of 2023. The improvement in operating results was driven by the items impacting revenue described above, lower labor and professional services costs driven by the cost reduction plan we began implementing in 2023, a decrease in technology expenses due to cost savings related to our mainframe offload and data migration activities, and lower depreciation and amortization. These positive impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs.

Net loss attributable to common stockholders totaled $71 million, versus net loss of $104 million in the first quarter of 2023. Diluted net loss per share attributable to common stockholders totaled $0.19, versus diluted net loss per share attributable to common stockholders of $0.32 in the first quarter of 2023. The decrease in the net loss attributable to common stockholders in the first quarter of 2024 was driven primarily by the items impacting operating income described above, partially offset by a loss on the extinguishment of debt of $38 million as a result of refinancing activity that occurred during the quarter, and higher interest expense.

Adjusted EBITDA was $142 million, versus Adjusted EBITDA of $58 million in the first quarter of 2023. The improvement in Adjusted EBITDA was driven by revenue growth due to favorable rate impacts from travel supplier mix and an increase in global air, hotel and other travel bookings, a decrease in labor and professional services expenses driven by the cost reduction plan we began implementing in 2023, and lower technology expenses due to cost savings related to our mainframe offloads and data migrations. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs.

Adjusted Operating Income was $118 million, versus Adjusted Operating Income of $28 million in the first quarter of 2023. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and by lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.02), versus ($0.18) in the first quarter of 2023.

With regards to Sabre's first quarter 2024 cash flows (versus prior year):
•Cash used in operating activities totaled $68 million (vs. $72 million)
•Cash used in investing activities totaled $28 million (vs. $18 million)
•Cash provided by financing activities totaled $78 million (vs. $112 million)
•Capitalized expenditures totaled $28 million (vs. $18 million)

Free Cash Flow(1) was negative $96 million, versus Free Cash Flow of negative $91 million in the first quarter of 2023.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended March 31,
	2024	2023	% Change (B/W)
Total Company:
Revenue	$782,886	$742,695	5
Operating Income (Loss)	$98,085	$(213)	NM
Operating Margin	12.5%	—%
Net loss attributable to common stockholders	$(71,483)	$(104,280)	31
Diluted net loss per share attributable to common stockholders (EPS)	$(0.19)	$(0.32)	41
Net Loss Margin	(9.1)%	(14.0)%
Adjusted EBITDA(1)	$142,306	$58,062	145
Adjusted EBITDA Margin(1)	18.2%	7.8%
Adjusted Operating Income(1)	$117,769	$27,677	326
Adjusted Net Loss(1)	$(5,739)	$(58,301)	90
Adjusted EPS(1)	$(0.02)	$(0.18)	89
Cash used in operating activities	$(68,090)	$(72,409)	6
Cash used in investing activities	$(27,676)	$(18,110)	(53)
Cash provided by financing activities	$77,908	$111,939	(30)
Capitalized expenditures	$(27,676)	$(18,110)	(53)
Free Cash Flow(1)	$(95,766)	$(90,519)	(6)
Net Debt (total debt, less cash and cash equivalents)	$4,492,222	$4,131,180

Travel Solutions:
Revenue	$713,633	$677,441	5
Operating Income	$168,822	$89,679	88
Adjusted EBITDA(1)	$188,309	$114,708	64
Adjusted Operating Income(1)	$169,782	$90,102	88
Distribution Revenue	$572,258	$525,886	9
Total Bookings	98,459	96,643	2
Air Bookings	85,170	84,348	1
Lodging, Ground and Sea Bookings	13,289	12,295	8
IT Solutions Revenue	$141,375	$151,555	(7)
Passengers Boarded	167,926	165,032	2

Hospitality Solutions:
Revenue	$78,819	$73,812	7
Operating Income (Loss)	$2,472	$(8,495)	129
Adjusted EBITDA(1)	$8,271	$(2,811)	394
Adjusted Operating Income (Loss)(1)	$2,472	$(8,495)	129
Central Reservation System Transactions	29,051	27,746	5

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.

Travel Solutions

First quarter 2024 results (versus first quarter 2023):
•Travel Solutions revenue increased 5% to $714 million driven by favorable rate impacts from travel supplier mix and an increase in global air, hotel and other travel bookings.
•Distribution revenue increased by $46 million, or 9%, to $572 million driven by an increase in average booking fee due to a favorable shift in bookings mix and an increase in bookings.
◦Global bookings, net of cancellations, totaled 98 million, an increase of 2% from first quarter 2023 levels.
◦Average booking fee totaled $5.81, a 7% improvement versus $5.44 in the first quarter of 2023.
•IT Solutions revenue declined by $10 million, or 7%, to $141 million. This change was driven primarily by lower revenue from de-migrations.
•Operating income totaled $169 million, versus operating income of $90 million in the first quarter of 2023. The improvement in operating results was driven by increased revenue, lower labor and professional services expenses, lower technology expenses, and lower depreciation, partially offset by increased incentive expenses.

Hospitality Solutions

First quarter 2024 results (versus first quarter 2023):
•Hospitality Solutions revenue increased by $5 million, or 7%, to $79 million. The higher revenue was due to an increase in central reservation system transactions driven by new customer deployments, and a favorable mix within our customer base.
•Central reservation system transactions increased 5% to 29 million.
•Operating income totaled $2 million, versus an operating loss of $8 million in the first quarter of 2023. The improvement in operating results was primarily driven by increased revenue, and lower labor and professional services expenses, partially offset by increased transaction-related costs due to volume recovery trends.
•Adjusted EBITDA in the first quarter was $8 million, the highest first quarter Adjusted EBITDA in six years, and represents an $11 million year-over-year improvement.

Business and Financial Outlook

With respect to the second quarter and full-year 2024 financial outlook below; see "Note on Non-GAAP Financial Measures" for additional information:

•Second quarter 2024 Adjusted EBITDA guidance consists of second quarter expected net loss attributable to common stockholders of approximately $68 million; less the expected impact of acquisition-related amortization of approximately $10 million; expected stock-based compensation expense of approximately $14 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $24 million; expected net interest expense of approximately $131 million; and expected provision for income taxes of approximately $4 million.

•Full-year Adjusted EBITDA guidance consists of full-year expected net loss attributable to common stockholders of approximately $256 million; less the expected impact of acquisition-related amortization of approximately $39 million; expected stock-based compensation expense of approximately $59 million; expected other costs including litigation, acquisition-related costs, and other foreign non-income tax matters and foreign exchange gains and losses of $5 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $98 million; expected interest expense, inclusive of amortization of issuance costs and debt discounts net of approximately $518 million; loss on extinguishment of debt of $38 million and expected provision for income taxes of approximately $18 million.

Second Quarter and Full Year 2024 Financial Outlook

Sabre's second quarter and full year 2024 outlook is set forth below:

	Q2 2024	FY 2024
Revenue	~$750M	~$3,040M Prior: >$3,000M
Adjusted EBITDA	~$115M	~$520M Prior: >$500M
Free Cash Flow	Positive	Positive

Conference Call

Sabre will conduct its first quarter 2024 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a software and technology company that takes on the biggest opportunities and solves the most complex challenges in travel. The Company connects travel suppliers and buyers around the globe and across the ecosystem through innovative products and next-generation technology solutions. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit  www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, on its LinkedIn account, and on its X (formerly Twitter) account, @Sabre_Corp. The Company intends to use the Investor Relations section of its website, its

LinkedIn account, and its X account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website, its LinkedIn account and its X account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website, its LinkedIn account or its X account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Income, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA and Free Cash Flow. We do not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as we are unable to predict the components of the non-GAAP adjustments contained in the guidance with reasonable certainty and without unreasonable effort; however, see "Business and Financial Outlook" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” "guidance," "outlook," "target," "momentum," "well-positioned," "becoming," "continue," "trend," "on track," "on schedule," "plan," "recurring," "trajectory," "pipeline," "opportunity," "potential," "progress," "benefit," "goal," "believe", "confident," “anticipate,” "indicate," "position," "optimistic," “will,” "forecast," "strategy," "estimate," "project," “may,” “should,” “would,” “intend," or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the ability to achieve our cost savings and efficiency goals and the effects of these goals, the timing, implementation and effects of our technology transformation and other strategic initiatives, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, our ability to recruit, train and retain employees, including our key executive officers and technical employees, competition in the travel distribution industry and solutions industry, failure to adapt to technological advancements, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of cost savings initiatives, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the effects of any litigation, regulatory reviews and investigations, adverse global and regional economic and political conditions, risks related to global conflicts, risks arising from global operations, risks related to our significant amount of indebtedness, including increases in interest rates and our ability to refinance our debt, and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 2, 2024, in our Annual Report on Form 10-K filed with the SEC on February 15, 2024 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

___________________

(1)     Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP measures. See the appendix to this release for a discussion of non-GAAP financial measures, including reconciliations to the most closely correlated GAAP measure.

Contacts:

Media	Investors
Kristin Hays	Brian Roberts
kristin.hays@sabre.com	brian.roberts@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$782,886	$742,695
Cost of revenue, excluding technology costs	321,094	307,042
Technology costs	222,291	271,438
Selling, general and administrative	141,416	164,428
Operating income (loss)	98,085	(213)
Other expense:
Interest expense, net	(124,747)	(99,784)
Loss on extinguishment of debt	(37,994)	—
Equity method income	960	423
Other, net	(4,477)	2,407
Total other expense, net	(166,258)	(96,954)
Loss from continuing operations before income taxes	(68,173)	(97,167)
Provision for income taxes	2,932	2,199
Loss from continuing operations	(71,105)	(99,366)
Loss from discontinued operations, net of tax	—	(403)
Net loss	(71,105)	(99,769)
Net income (loss) attributable to noncontrolling interests	378	(835)
Net loss attributable to Sabre Corporation	(71,483)	(98,934)
Preferred stock dividends	—	5,346
Net loss attributable to common stockholders	$(71,483)	$(104,280)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.19)	$(0.32)
Net loss per common share	$(0.19)	$(0.32)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.19)	$(0.32)
Net loss per common share	$(0.19)	$(0.32)
Weighted-average common shares outstanding:
Basic	379,774	328,928
Diluted	379,774	328,928

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$629,137	$648,207
Restricted cash	21,037	21,037
Accounts receivable, net of allowance for credit losses of $35,548 and $34,343	411,364	343,436
Prepaid expenses and other current assets	165,270	145,911
Total current assets	1,226,808	1,158,591
Property and equipment, net of accumulated depreciation of $1,850,314 and $1,851,191	242,856	233,677
Equity method investments	23,176	22,343
Goodwill	2,553,499	2,554,039
Acquired customer relationships, net of accumulated amortization of $833,068 and $827,529	208,599	214,190
Other intangible assets, net of accumulated amortization of $791,453 and $787,511	157,718	161,913
Deferred income taxes	12,172	10,201
Other assets, net	312,981	317,240
Total assets	$4,737,809	$4,672,194

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$249,752	$231,767
Accrued compensation and related benefits	81,348	135,620
Accrued subscriber incentives	252,112	237,421
Deferred revenues	100,217	108,256
Other accrued liabilities	206,146	197,609
Current portion of debt	3,165	4,040
Total current liabilities	892,740	914,713
Deferred income taxes	27,843	30,745
Other noncurrent liabilities	248,819	258,719
Long-term debt	4,984,627	4,829,461
Redeemable noncontrolling interests	14,096	14,375
Stockholders’ deficit
Common Stock: $0.01 par value; 1,000,000 authorized shares; 408,978 and 405,915 shares issued, 381,610 and 379,569 shares outstanding at March 31, 2024 and December 31, 2023, respectively	4,090	4,059
Additional paid-in capital	3,263,805	3,249,901
Treasury Stock, at cost, 27,367 and 26,346 shares at March 31, 2024 and December 31, 2023, respectively	(522,202)	(520,124)
Accumulated deficit	(4,119,876)	(4,048,393)
Accumulated other comprehensive loss	(69,716)	(73,922)
Noncontrolling interest	13,583	12,660
Total stockholders’ deficit	(1,430,316)	(1,375,819)
Total liabilities and stockholders’ deficit	$4,737,809	$4,672,194

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating Activities
Net loss	$(71,105)	$(99,769)
Adjustments to reconcile net loss to cash used in operating activities:
Loss on extinguishment of debt	37,994	—
Depreciation and amortization	34,159	40,319
Paid-in-kind interest	30,737	—
Stock-based compensation expense	13,905	17,005
Amortization of upfront incentive consideration	8,442	8,969
Deferred income taxes	(6,247)	(19,219)
Amortization of debt discount and issuance costs	6,241	5,216
Provision for expected credit losses	5,334	8,937
Loss on investment fair value adjustment	3,520	960
Other	725	419
Loss from discontinued operations	—	403
Changes in operating assets and liabilities:
Accounts and other receivables	(74,665)	(73,769)
Prepaid expenses and other current assets	(21,852)	5,512
Capitalized implementation costs	(4,398)	(2,326)
Upfront incentive consideration	(469)	(1,338)
Other assets	(7,660)	1,387
Accrued compensation and related benefits	(54,291)	(31,563)
Accounts payable and other accrued liabilities	34,922	63,835
Deferred revenue including upfront solution fees	(3,382)	2,613
Cash used in operating activities	(68,090)	(72,409)
Investing Activities
Additions to property and equipment	(27,676)	(18,110)
Cash used in investing activities	(27,676)	(18,110)
Financing Activities
Proceeds on borrowings from lenders	200,090	—
Payments on borrowings from lenders	(193,571)	(5,870)
Proceeds from borrowings under Securitization Facility	140,000	115,000
Debt prepayment fees and issuance costs	(48,733)	(2,253)
Payments on borrowings under Securitization Facility	(17,800)	—
Net payment on the settlement of equity-based awards	(2,078)	(5,294)
Proceeds from sale of redeemable shares in subsidiary	—	16,000
Dividends paid on preferred stock	—	(5,346)
Other financing activities	—	(298)
Cash provided by financing activities	77,908	111,939
Cash Flows from Discontinued Operations
Cash provided by operating activities	—	52
Cash provided by discontinued operations	—	52
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,212)	715
(Decrease) increase in cash, cash equivalents and restricted cash	(19,070)	22,187
Cash, cash equivalents and restricted cash at beginning of period	669,244	815,923
Cash, cash equivalents and restricted cash at end of period	$650,174	$838,110
Non-cash additions to property and equipment	$—	$5,999

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Operating Income as operating income (loss) adjusted for equity method income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for loss from discontinued operations, net of tax, net income (loss) attributable to noncontrolling interests, preferred stock dividends, acquisition-related amortization, restructuring and other costs, loss on extinguishment of debt, other, net, acquisition-related costs, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, acquisition-related costs, stock-based compensation and the remaining provision for income taxes.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash used in operating activities less cash used in additions to property and equipment.

We define Adjusted Net Loss from continuing operations per share as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;

•Adjusted Operating Income, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•other companies, including companies in our industry, may calculate Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of Net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating Income (Loss) to Adjusted Operating Income, and loss from continuing operations to Adjusted EBITDA.

	Three Months Ended March 31,
	2024	2023
Net loss attributable to common stockholders	$(71,483)	$(104,280)
Loss from discontinued operations, net of tax	—	403
Net income (loss) attributable to non-controlling interests(1)	378	(835)
Preferred stock dividends	—	5,346
Loss from continuing operations	(71,105)	(99,366)
Adjustments:
Acquisition-related amortization(2a)	9,622	9,934
Restructuring and other costs(4)	(5,053)	(319)
Loss on extinguishment of debt, net	37,994	—
Other, net(3)	4,477	(2,407)
Acquisition-related costs(5)	250	847
Stock-based compensation	13,905	17,005
Tax impact of adjustments(6)	4,171	16,005
Adjusted Net Loss from continuing operations	$(5,739)	$(58,301)
Adjusted Net Loss from continuing operations per share	$(0.02)	$(0.18)
Diluted weighted-average common shares outstanding	379,774	328,928

Operating income (loss)	$98,085	$(213)
Add back:
Equity method income	960	423
Acquisition-related amortization(2a)	9,622	9,934
Restructuring and other costs(4)	(5,053)	(319)
Acquisition-related costs(5)	250	847
Stock-based compensation	13,905	17,005
Adjusted Operating Income	$117,769	$27,677

Loss from continuing operations	$(71,105)	$(99,366)
Adjustments:
Depreciation and amortization of property and equipment(2b)	19,713	21,029
Amortization of capitalized implementation costs(2c)	4,824	9,356
Acquisition-related amortization(2a)	9,622	9,934
Restructuring and other costs(4)	(5,053)	(319)
Interest expense, net	124,747	99,784
Other, net(3)	4,477	(2,407)
Loss on extinguishment of debt	37,994	—
Acquisition-related costs(5)	250	847
Stock-based compensation	13,905	17,005
Provision for income taxes	2,932	2,199
Adjusted EBITDA	$142,306	$58,062

Net loss margin	(9.1)%	(14.0)%
Adjusted EBITDA margin	18.2%	7.8%

Reconciliation of Free Cash Flow:

	Three Months Ended March 31,
	2024	2023
Cash used in operating activities	$(68,090)	$(72,409)
Cash used in investing activities	(27,676)	(18,110)
Cash provided by financing activities	77,908	111,939

	Three Months Ended March 31,
	2024	2023
Cash used in operating activities	$(68,090)	$(72,409)
Additions to property and equipment	(27,676)	(18,110)
Free Cash Flow	$(95,766)	$(90,519)

Reconciliation of Adjusted Operating Income (Loss) to operating income (loss) in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended March 31, 2024
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$169,782	$2,472	$(54,485)	$117,769
Less:
Equity method income	960	—	—	960
Acquisition-related amortization(2a)	—	—	9,622	9,622
Restructuring and other costs(4)	—	—	(5,053)	(5,053)
Acquisition-related costs(5)	—	—	250	250
Stock-based compensation	—	—	13,905	13,905
Operating income (loss)	$168,822	$2,472	$(73,209)	$98,085

Adjusted EBITDA	$188,309	$8,271	$(54,274)	$142,306
Less:
Depreciation and amortization of property and equipment(2b)	15,171	4,331	211	19,713
Amortization of capitalized implementation costs(2c)	3,356	1,468	—	4,824
Acquisition-related amortization(2a)	—	—	9,622	9,622
Restructuring and other costs(4)	—	—	(5,053)	(5,053)
Acquisition-related costs(5)	—	—	250	250
Stock-based compensation	—	—	13,905	13,905
Equity method income	960	—	—	960
Operating income (loss)	$168,822	$2,472	$(73,209)	$98,085
Interest expense, net				(124,747)
Other, net(3)				(4,477)
Loss on extinguishment of debt				(37,994)
Equity method income				960
Provision for income taxes				(2,932)
Loss from continuing operations				$(71,105)

	Three Months Ended March 31, 2023
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$90,102	$(8,495)	$(53,930)	$27,677
Less:
Equity method income	423	—	—	423
Acquisition-related amortization(2a)	—	—	9,934	9,934
Restructuring and other costs(4)	—	—	(319)	(319)
Acquisition-related costs(5)	—	—	847	847
Stock-based compensation		—	17,005	17,005
Operating income (loss)	$89,679	$(8,495)	$(81,397)	$(213)

Adjusted EBITDA	$114,708	$(2,811)	$(53,835)	$58,062
Less:
Depreciation and amortization of property and equipment(2b)	16,628	4,306	95	21,029
Amortization of capitalized implementation costs(2c)	7,978	1,378	—	9,356
Acquisition-related amortization(2a)	—	—	9,934	9,934
Restructuring and other costs(4)	—	—	(319)	(319)
Acquisition-related costs(5)	—	—	847	847
Stock-based compensation	—	—	17,005	17,005
Equity method income	423	—	—	423
Operating income (loss)	$89,679	$(8,495)	$(81,397)	$(213)
Interest expense, net				(99,784)
Other, net(3)				2,407
Equity method income				423
Provision for income taxes				(2,199)
Loss from continuing operations				$(99,366)

Non-GAAP Footnotes

(1)Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, (iv) Sabre Bulgaria of 40%, and (v) FERMR Holdings Limited (the direct parent of Conferma Limited) of 19%

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3) Other, net includes non-operating gains of $3 million recognized in the first quarter of 2023 and the impacts of fair value adjustments of our GBT investment in all periods presented. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)Restructuring and other costs in 2024 primarily represents adjustments to charges associated with our cost reduction plan we began implementing in the second quarter of 2023.

(5)Acquisition-related costs represent fees and expenses incurred associated with acquisition and disposition-related activities.

(6)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowances and other items.